UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 7, 2004

  Borden Chemical, Inc.
(Exact Name of Registrant as Specified in Its Charter)

                    New Jersey                  I-71                              13-0511250
             State or Other Jurisdiction   (Commission File Number)   (I.R.S. Employer Identification No.)
            of Incorporation)

180 East Broad Street, Columbus, Ohio 43215-3799
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code:  614-225-4000

______________N/A_____________
(Former Name or Former Address, if Changed Since Last Report)

Item 5.       Other Events

Borden Chemical, Inc. announced today the filing of a registration statement for an initial public offering of its common stock. A press release is attached hereto as Exhibit 99(a).

Item 7(c).    Exhibits

Exhibit 99(a)- Press Release of Borden Chemical, Inc. dated May 7, 2004 announcing the filing of a registration statement for an initial public offering of its common stock.

Exhibit 99(b) - Press Release of Borden Chemical, Inc. dated May 7, 2004 reporting financial results for the first quarter of 2004.

Item 12.    Results of Operations and Financial condition

On May 7, 2004, Borden Chemical, Inc. issued a press release describing its results of operations for its first quarter ended March 31, 2004.  A copy of the press release is attached as Exhibit 99(b) to this report and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORDEN CHEMICAL, INC.

Date: May 7, 2004

By:   s/s William H. Carter
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.   Description

        99(a)    Press Release of Borden Chemical, Inc. dated May 7, 2004 titled “Borden Chemical Files Registration Statement                                             for Initial Public Offering of its Common Stock.”

        99(b)    Press Release of Borden Chemical, Inc. dated May 7, 2004 titled “Borden Chemical Reports Net Income of $4.9 Million, 189                                              Percent Increase in Operating Income for First Quarter.”